SECURITIES ENTITLEMENT CONTROL AGREEMENT

DATE AND PARTIES. The date of this Securities Entitlement Control Agreement (Agreement) is August 25, 2020. The parties and their addresses are:

SECURED PARTY:
ARVEST BANK
2590 Donaghey
Conway, AR 72032

DEBTOR:
1847 GOEDEKER INC.
a Delaware Corporation
13850 MANCHESTER RD
BALLWIN, MO 63011

SECURITIES INTERMEDIARY:
ARVEST INVESTMENTS, INC.
P.O. BOX 1515
LOWELL, MO 72745

1. CONTROL. Securities Intermediary agrees to comply with entitlement orders originated by Secured Party without further consent by Debtor. Debtor agrees that Securities Intermediary is not liable for complying with entitlement orders issued by Secured Party. Debtor retains the right to make substitutions for the Investment Property, to originate entitlement orders to the securities intermediary, or otherwise deal with the Investment Property until Secured Party notifies Securities Intermediary in writing to the contrary. Secured Party agrees that Securities Intermediary is not liable for complying with Debtor's entitlement orders before Secured Party notifies Securities Intermediary to the contrary. Debtor is not permitted to withdraw any of the Investment Property or its proceeds without Secured Party's prior written consent. Securities Intermediary will not permit any other individual or entity to obtain control of the Investment Property described in the PROPERTY DESCRIPTION section. Securities Intermediary subordinates any security interest it may have to Secured Party's security interest in the Investment Property described in the PROPERTY DESCRIPTION section.

2. PROPERTY DESCRIPTION. The property subject to this Agreement includes the following Investment Property and all proceeds and products of the Investment Property, including, but not limited to, cash or stock dividends, conversions, or replacements, payable on or after the date of this Agreement:

A. Investment Property: All financial assets credited to Debtor's securities account held by ARVEST INVESTMENTS, INC., P.O. BOX 1515, LOWELL, MO 72745 in account number WAB-162124 recorded in Debtor's name, and additionally described: AWM Account #WAB-162124

3. WARRANTIES. Securities Intermediary warrants that the Investment Property described in the PROPERTY DESCRIPTION section is held in good standing by Securities Intermediary and is registered in Debtor's name. Securities Intermediary is aware of no other claims to Debtor's assets held by Securities Intermediary.

4. REPRESENTATION AND AGREEMENTS. Securities Intermediary has agreed solely with Debtor and Secured Party to apply value distributed on account of the Investment Property as directed by Secured Party. Securities Intermediary does not know of any claim to or interest in the Account, other than the interests in Secured Party. Securities Intermediary waives any encumbrances, claims and rights of setoff it may have against the Account or any Investment Property in the Account and that except for the payment of its agreed fees and commissions in the Customer Agreement between Securities Intermediary and Debtor, it will not assert any encumbrance or claim against the Account or any Investment Property in the Account.

5. STATEMENTS AND CONFIRMATION. Securities Intermediary will send copies of all the statements, confirmations, and other correspondence concerning the Account to Secured Party at Secured Party's address on the top of this Agreement.

6. APPLICABLE LAW. This Agreement is governed by the laws of Missouri.

7. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by Debtor, Secured Party, and Securities Intermediary. This Agreement is the complete and final expression of the understanding between Debtor, Secured Party, and Securities Intermediary. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

8. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

9. NOTICE. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Time is of the essence.

10. TERMINATION. Securities Intermediary's obligations under this Agreement continue until receiving notice from Secured Party releasing the Securities Intermediary from further obligation to comply with Secured Party's instructions concerning the Account. Upon receiving that notice, Securities Intermediary's obligations terminate.

SIGNATURES. Each party signing this Agreement agrees to the terms contained in this Agreement and acknowledges receipt of a copy of this Agreement.

This Agreement becomes effective on the date of the final signature.

SECURED PARTY:

Arvest Bank

By ______________________ Date 8/25/2020
Skip Colvin, Community Bank President

DEBTOR:

1847 GOEDEKER INC.

By ______________________ Date 8/25/20
DOUGLAS T MOORE, CHIEF EXECUTIVE OFFICER AND DIRECTOR

SECURITIES INTERMEDIARY:

ARVEST INVESTMENTS, INC.

By ______________________ Date 8-27-20
Authorized Signer